NEWS

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Information
Contact:

Bret W. Wise                                        FOR IMMEDIATE RELEASE
Senior Vice President and
Chief Financial Officer
(717) 849-4718

                    Dentsply International Inc.
       Reports Record Second Quarter 2004 Sales and Earnings


York, PA - July 26, 2004 -- DENTSPLY International Inc. (NASDAQ-XRAY) today announced record sales and earnings for the quarter ended June 30, 2004. Net sales increased 7.8% to $425.3 million compared to $394.5 million reported for the second quarter of 2003. Net sales, excluding precious metal content, increased 7.3% in the second quarter of 2004.

Net income for the second quarter of 2004 was $49.0 million, or $.60 per diluted share. Income from continuing operations was $49.2 million ($.60 per diluted share) in the 2004 quarter compared to $43.5 million ($.54 per diluted share) in the 2003 second quarter, a 11.1% increase in diluted earnings per share from continuing operations.

For the six months ended June 30, 2004, net sales increased 9.8% and sales excluding precious metal content increased 10.2%. Earnings from continuing operations were $1.16 per diluted share in the first six months of 2004, a 14.9% increase compared to the 2003 period.

Gary K. Kunkle, Vice Chairman and Chief Executive Officer commented that, "We are pleased to report record sales and earnings for the second quarter of 2004. We are also encouraged by an improvement in sales growth in the United States and Asia in the second quarter. At the midpoint in the year, we are on track to meet our revenue growth targets for the year and expect to meet or exceed the earnings targets established at the beginning of the year."

Mr. Kunkle also said, "This quarter we made substantial progress toward the completion of and preparation for the start-up of our new anesthetic filling plant in Chicago. We expect to commence commercial production at this facility in the fourth quarter of 2004. In addition, we have a full pipeline of new product introductions scheduled for the second half of 2004, including the launch of our new non-injectible anesthetic Oraqix(TM). These actions will position us well for continued growth in 2005."

DENTSPLY Conference Call Information

DENTSPLY will hold a conference call on Tuesday, July 27, 2004 at 8:30 AM Eastern Time. To access the call, dial (877) 885-5820 (for domestic calls) and (706) 643-9578 (for international calls). This conference call will be broadcast live on the Internet at www.dentsply.com. An audio replay of the conference call will be available for two weeks. To access the replay, please dial (800) 642-1687 (for domestic calls) and (706) 645-9291 (for international calls). Call I.D.: 8763464.

DENTSPLY  designs,  develops,  manufactures  and  markets  a  broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectible anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking statements regarding future events or the future financial performance of the company. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein as a result of certain risk factors. These risk factors include without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, and changes in the general economic environment that could affect our business.

For an  additional  description  of risk  factors,  please refer to
the   Company's   Annual   Report  on  Form  10-K  filed  with  the
Securities and Exchange Commission.

                                                DENTSPLY INTERNATIONAL INC.
                                             CONSOLIDATED STATEMENTS OF INCOME
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                    THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                         JUNE 30,                       JUNE 30,
                                                               -----------------------------  ------------------------------

                                                                   2004            2003           2004            2003
                                                               -------------   -------------  --------------  --------------

NET SALES                                                         $ 425,325       $ 394,478       $ 840,706       $ 765,714
NET SALES - Ex Precious Metals                                      373,787         348,198         732,791         665,084

COST OF PRODUCTS SOLD                                               212,424         196,403         422,948         384,877

GROSS PROFIT                                                        212,901         198,075         417,758         380,837
 % OF NET SALES                                                       50.1%           50.2%           49.7%           49.7%
 % OF NET SALES - Ex Precious Metals                                  57.0%           56.9%           57.0%           57.3%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                                             135,003         128,235         269,030         250,473

RESTRUCTURING COSTS                                                     333               -           1,057               -
                                                               -------------   -------------  --------------  --------------

INCOME FROM OPERATIONS                                               77,565          69,840         147,671         130,364
 % OF NET SALES                                                       18.2%           17.7%           17.6%           17.0%
 % OF NET SALES - Ex Precious Metals                                  20.8%           20.1%           20.2%           19.6%

NET INTEREST AND OTHER EXPENSE                                        5,214           5,529          10,710          10,847
                                                               -------------   -------------  --------------  --------------


PRE-TAX INCOME                                                       72,351          64,311         136,961         119,517

INCOME TAXES                                                         23,129          20,861          41,971          38,628
                                                               -------------   -------------  --------------  --------------


INCOME FROM CONTINUING OPERATIONS                                    49,222          43,450          94,990          80,889
 % OF NET SALES                                                       11.6%           11.0%           11.3%           10.6%
 % OF NET SALES - Ex Precious Metals                                  13.2%           12.5%           13.0%           12.2%

INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
  NET OF TAX (INCLUDING GAIN ON SALE IN 2004 OF $43,031)               (179)            768          42,885           1,596
                                                               -------------   -------------  --------------  --------------
NET INCOME                                                         $ 49,043        $ 44,218       $ 137,875        $ 82,485
                                                               =============   =============  ==============  ==============

EARNINGS PER SHARE - BASIC:
   CONTINUING OPERATIONS                                             $ 0.61          $ 0.55          $ 1.18          $ 1.03
   DISCONTINUED OPERATIONS                                                -            0.01            0.54            0.02
                                                               -------------   -------------  --------------  --------------
TOTAL EARNINGS PER SHARE                                             $ 0.61          $ 0.56          $ 1.72          $ 1.05
                                                               =============   =============  ==============  ==============

EARNINGS PER SHARE - DILUTIVE:
   CONTINUING OPERATIONS                                             $ 0.60          $ 0.54          $ 1.16          $ 1.01
   DISCONTINUED OPERATIONS                                                -            0.01            0.53            0.02
                                                               -------------   -------------  --------------  --------------
TOTAL EARNINGS PER SHARE                                             $ 0.60          $ 0.55          $ 1.69          $ 1.03
                                                               =============   =============  ==============  ==============

DIVIDENDS PER SHARE                                                $ 0.0525        $ 0.0460        $ 0.1050        $ 0.0920

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   -BASIC                                                            80,493          78,688          80,208          78,566
   -DILUTIVE                                                         82,089          80,327          81,796          80,168

                                            DENTSPLY INTERNATIONAL INC.
                                             CONDENSED BALANCE SHEETS
                                                  (IN THOUSANDS)


                                                            JUNE 30,   DECEMBER 31,
                                                             2004         2003
                                                          ---------    -----------
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                             $  344,401    $  163,755
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET                 245,439       241,385
  INVENTORIES, NET                                         203,179       205,587
  OTHER CURRENT ASSETS                                      89,576        88,463
  ASSETS HELD FOR SALE                                        --          28,262
     TOTAL CURRENT ASSETS                                  882,595       727,452

PROPERTY,PLANT AND EQUIPMENT, NET                          376,225       376,211
GOODWILL, NET                                              947,047       963,264
IDENTIFIABLE INTANGIBLES ASSETS, NET                       239,692       246,475
OTHER NONCURRENT ASSETS, NET                                89,641       114,736
ASSETS HELD FOR SALE                                          --          17,449

TOTAL ASSETS                                            $2,535,200    $2,445,587


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                                     $  304,960    $  327,752
LIABILITIES OF DISCONTINUED OPERATIONS                        --           1,269
LONG-TERM DEBT                                             771,345       790,202
OTHER LIABILITIES                                          134,943       137,016
DEFERRED INCOME TAXES                                       67,184        66,861
                                                        ----------    ----------
    TOTAL LIABILITIES                                    1,278,432     1,323,100

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                 181           418
STOCKHOLDERS' EQUITY                                     1,256,587     1,122,069

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $2,535,200    $2,445,587
